UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Drive, Milton Park

Abingdon, Oxfordshire OX14 4RY

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2016, Adaptimmune Therapeutics plc (the “Company”) issued a press release announcing the appointment of Barbara Duncan to its Board of Directors as an independent Non-Executive Director effective from June 23, 2016. Ms. Duncan will also serve as a member of the Company’s Audit Committee. The press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

On May 24, 2016, the Company issued a press release announcing a succession plan for the Chairmanship position that will take effect at the end of 2016. In a planned transition of responsibilities, Chairman, Dr. Jonathan Knowles, will step down from the Company’s Board on December 31, 2016. He will be succeeded as Chairman by Mr. David Mott effective from January 1, 2017, and Mr. Mott has been appointed as Vice-Chairman for the duration of the transition period. The press release is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01                   Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 24, 2016 regarding Barbara Duncan’s Board appointment.

99.2	Press Release dated May 24, 2016 regarding Chairmanship succession plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: May 24, 2016	By:	/s/ Margaret Henry
Name: Margaret Henry
Title: Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 24, 2016 regarding Barbara Duncan’s Board appointment.

99.2	Press Release dated May 24, 2016 regarding Chairmanship succession plan.